SENSATA TECHNOLOGIES REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS
RECORD QUARTERLY REVENUE OF $1,062 MILLION

Swindon, United Kingdom – July 25, 2023 - Sensata Technologies (NYSE: ST), a global industrial technology company and leading provider of sensors, sensor-rich solutions and electrical protection devices used in mission-critical systems that create valuable business insights for customers, today announced financial results for its second quarter ended June 30, 2023.
"Sensata delivered robust results in the second quarter with record revenues for the quarter. The sustained performance we are generating demonstrates that Sensata remains on track to achieve its long-term growth goals, including scaling its Electrification business to $2 billion in revenue by 2026,” said Jeff Cote, CEO and President of Sensata. "During the second quarter, the Company repaid its outstanding Term Loan, removing variable rate debt from our balance sheet at a time of rising rates, with the effect of lowering interest expense and amplifying earnings per share growth.”
Investor Event on Sensata's Innovation
Sensata plans to host an investor event in New York City on September 27, 2023 from 9am to noon EST to highlight Sensata's rich history of innovation on behalf of customers and how that innovation drives its transition to providing solutions for an Electrified World. The event will be in-person and virtual; registration details are now available on Sensata's Investor Relations website.
Operating Results
Operating results for the second quarter of 2023 compared to the second quarter of 2022 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was a record $1,062.1 million, an increase of $41.6 million, or 4.1%, compared to $1,020.5 million in the second quarter of 2022.
•Revenue increased 3.4% on an organic basis, which excludes a decrease of (1.4%) from foreign currency exchange rates and an increase of 2.1% from acquisitions, net of divestitures, each versus the prior year period.
Operating income:
•Operating income was $118.0 million, or 11.1% of revenue, a decrease of $20.9 million, or (15.1%), compared to operating income of $138.9 million, or 13.6% of revenue, in the second quarter of 2022.
•Adjusted operating income was $205.7 million, or 19.4% of revenue (20.1% on a constant currency basis), an increase of $12.0 million, or 6.2%, compared to adjusted operating income of $193.8 million, or 19.0% of revenue, in the second quarter of 2022.

Earnings per share:
•Earnings per share was $0.32, an increase of $0.10, or 45.5%, compared to earnings per share of $0.22 in the second quarter of 2022.
•Adjusted earnings per share was a record $0.97, an increase of $0.14, or 16.9% ($1.02 or an increase of 22.9% on a constant currency basis), compared to adjusted earnings per share of $0.83 in the second quarter of 2022.
Sensata generated $115.8 million of operating cash flow in the second quarter of 2023, compared to $94.5 million in the prior year period. Sensata's free cash flow totaled $68.2 million in the second quarter of 2023 compared to $56.2 million in the prior year period.
During the second quarter of 2023, Sensata repaid its variable rate Term Loan, returned approximately $18.3 million to shareholders through its quarterly dividend of $0.12 per share paid on May 24, 2023, and repurchased approximately $25.1 million of its shares.
Operating results for the six months ended June 30, 2023 compared to the six months ended June 30, 2022 are summarized below. These results include non-GAAP financial measures, each of which is defined and reconciled to the most directly comparable GAAP measure later in this press release.
Revenue:
•Revenue was $2,060.3 million, an increase of $64.0 million, or 3.2%, compared to $1,996.3 million in the six months ended June 30, 2022.
•Revenue increased 4.0% on an organic basis, which excludes a decrease of (1.9%) from foreign currency exchange rates and an increase of 1.1% from acquisitions, net of divestitures, each versus the prior year.
Operating income:
•Operating income was $266.9 million, or 13.0% of revenue, an increase of $2.0 million, or 0.7%, compared to operating income of $264.9 million, or 13.3% of revenue, in the six months ended June 30, 2022.
•Adjusted operating income was $398.6 million, or 19.3% of revenue (19.8% on a constant currency basis), an increase of $22.4 million, or 5.9%, compared to adjusted operating income of $376.3 million, or 18.8% of revenue, in the six months ended June 30, 2022.
Earnings per share:
•Earnings per share was $0.88, an increase of $0.52, or 144%, compared to earnings per share of $0.36 in the six months ended June 30, 2022.
•Adjusted earnings per share was $1.89, an increase of $0.29, or 18.1% ($1.98 or an increase of 23.8% on a constant currency basis), compared to adjusted earnings per share of $1.60 in the six months ended June 30, 2022.
Sensata generated $212.6 million of operating cash flow in the six months ended June 30, 2023, compared to $141.9 million in the prior year period. Sensata's free cash flow totaled $128.2 million in the six months ended June 30, 2023 compared to $67.8 million in the prior year period.

During the first six months of 2023, Sensata repaid its variable rate Term Loan, returned approximately $35.1 million to shareholders through its quarterly dividend, and repurchased approximately $25.1 million of its shares.
Segment Performance

	For the three months ended June 30,		For the six months ended June 30,
$ in 000s	2023	2022	2023	2022
Performance Sensing (1)
Revenue	$757,444	$731,645	$1,495,712	$1,434,340
Operating income	$191,147	$179,293	$373,887	$353,507
% of Performance Sensing revenue	25.2%	24.5%	25.0%	24.6%

Sensing Solutions (1)
Revenue	$304,668	$288,903	$564,575	$561,978
Operating income	$84,152	$85,714	$159,468	$164,653
% of Sensing Solutions revenue	27.6%	29.7%	28.2%	29.3%
(1)    Effective April 1, 2023, we reorganized our reportable segments to move material handling products from Performance Sensing to Sensing Solutions to align with new management reporting. Prior year amounts have been reclassified.
Insights Reporting Segment
During its first quarter earnings conference call, Sensata discussed the creation of a new Insights reporting segment to align with new management reporting. During the second quarter, reporting lines reverted back to prior practices. Consequently, Sensata is continuing to report results in two business segments, and Insights' financial results will continue to be reported as part of the Performance Sensing Segment.
Guidance
"In the second quarter, Sensata once again grew earnings faster than revenue, delivering 4.1% revenue growth, as well as 6.2% adjusted operating income growth (11.5% on a constant currency basis), and record adjusted earnings per share of $0.97 that grew 16.9% (22.9% on a constant currency basis) compared to the prior year period," said Paul Vasington, EVP and CFO of Sensata. "For the third quarter of 2023, we expect revenue of $980 to $1,020 million and adjusted EPS of $0.84 to $0.94."

Q3-2023 Guidance
$ in millions, except EPS	Q3-23 Guidance	Q3-22	Y/Y Change
Revenue	$980 - $1,020	$1,018.3	(4%) - 0%
organic growth			(3%) - 1%
Adjusted Operating Income	$183 - $199	$197.3	(7%) - 1%
Adjusted Net Income	$129 - $143	$131.0	(2%) - 9%
Adjusted EPS	$0.84 - $0.94	$0.85	(1%) - 11%
Versus the prior year period, Sensata expects that changes in foreign currency exchange rates will decrease revenue by approximately ($6) million at the midpoint and decrease adjusted EPS by approximately ($0.03) at the midpoint in the third quarter of 2023.

Conference Call and Webcast
Sensata will conduct a conference call today at 8:00 a.m. Eastern Time to discuss its second quarter 2023 financial results and its outlook for the third quarter of 2023. The dial-in numbers for the call are 1-844-784-1726 or 1-412-380-7411. Callers should reference the "Sensata Q2 2023 Financial Results Conference Call." A live webcast of the conference call will also be available on the investor relations page of Sensata’s website at http://investors.sensata.com. Additionally, a replay of the call will be available until August 2, 2023. To access the replay, dial 1-877-344-7529 or 1-412-317-0088 and enter confirmation code: 7268997.
About Sensata Technologies
Sensata Technologies is a leading industrial technology company that develops sensors, sensor-based solutions, including controllers and software, and other mission-critical products to create valuable business insights for customers and end users. For more than 100 years, Sensata has provided a wide range of customized, sensor-rich solutions that address complex engineering requirements to help customers solve difficult challenges in the automotive, heavy vehicle & off-road, industrial, and aerospace industries. With approximately 21,000 employees and operations in 16 countries, Sensata’s solutions help to make products safer, cleaner and more efficient, more electrified, and more connected. For more information, please visit Sensata’s website at www.sensata.com.
Non-GAAP Financial Measures
We supplement the reporting of our financial information determined in accordance with U.S. generally accepted accounting principles (“GAAP”) with certain non-GAAP financial measures. We use these non-GAAP financial measures internally to make operating and strategic decisions, including the preparation of our annual operating plan, evaluation of our overall business performance, and as a factor in determining compensation for certain employees. We believe presenting non-GAAP financial measures is useful for period-over-period comparisons of underlying business trends and our ongoing business performance. We also believe presenting these non-GAAP measures provides additional transparency into how management evaluates the business.
Non-GAAP financial measures should be considered as supplemental in nature and are not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, our non-GAAP financial measures may not be the same as, or comparable to, similar non-GAAP measures presented by other companies.
The non-GAAP financial measures referenced by Sensata in this release include: adjusted net income, adjusted earnings per share (“EPS”), adjusted operating income, adjusted operating margin, free cash flow, organic revenue growth, market outgrowth, adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA"), net debt, and net leverage ratio. We also refer to changes in certain non-GAAP measures, usually reported either as a percentage or number of basis points, between two periods. Such changes are also considered non-GAAP measures.
Adjusted net income (or loss) is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted EPS is calculated by dividing adjusted net income (or loss) by the number of diluted weighted-average ordinary shares outstanding in the period. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted operating income (or loss) is defined as operating income (or loss), determined in accordance with U.S. GAAP, excluding certain non-GAAP adjustments which are detailed in the accompanying reconciliation tables. Adjusted operating margin is calculated by dividing adjusted operating income (or loss) by net revenue. We believe that these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Free cash flow is defined as net cash provided by/(used in) operating activities less additions to property, plant and equipment and capitalized software. We believe that this measure is useful to investors and management as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to fund acquisitions, repurchase ordinary shares, or for the accelerated repayment of debt obligations.
Organic revenue growth (or decline) is defined as the reported percentage change in net revenue calculated in accordance with U.S. GAAP, excluding the period-over-period impact of foreign exchange rate differences as well as the net impact of material acquisitions and divestitures for the 12-month period following the respective transaction date(s). We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Adjusted EBITDA is defined as net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, net, provision for (or benefit from) income taxes, depreciation expense, amortization of intangible assets, and the following non-GAAP adjustments, if applicable: (1) restructuring related and other, (2) financing and other transaction costs, and (3) deferred gain or loss on derivative instruments. We believe that this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Net debt is defined as total debt, finance lease, and other financing obligations less cash and cash equivalents. We believe net debt is a useful measure to management and investors in understanding trends in our overall financial condition.
Net leverage ratio is defined as net debt divided by last twelve months (LTM) adjusted EBITDA. We believe the net leverage ratio is a useful measure to management and investors in understanding trends in our overall financial condition.
In discussing trends in our performance, we may refer to certain non-GAAP financial measures or the percentage change of certain non-GAAP financial measures in one period versus another, calculated on a constant currency basis. Constant currency is determined by stating revenues and expenses at prior period foreign currency exchange rates and excludes the impact of foreign currency exchange rates on all hedges and, as applicable, net monetary assets. We believe these measures are useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends.
Safe Harbor Statement
This earnings release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terminology such as "may," "will," "could," "should," "expect," "anticipate," "believe," "estimate," "predict," "project," "forecast," "continue," "intend," "plan," "potential," "opportunity," "guidance," and similar terms or phrases. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives, business and market outlook, megatrends, priorities, growth, shareholder value, capital expenditures, cash flows, demand for products and services, share repurchases, and Sensata’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. These statements are subject to risks, uncertainties, and other important factors relating to our operations and business environment, and we can give no assurances that these forward-looking statements will prove to be correct.
A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements, including, but not limited to, risks related to public health crises, instability and changes in the global markets, supplier interruption or non-performance, the acquisition or disposition of businesses, adverse conditions or competition in the industries upon which we are dependent, intellectual property, product liability, warranty, and recall claims, market acceptance of new product introductions and product innovations, labor disruptions or increased labor costs, and changes in existing environmental or safety laws, regulations, and programs.
Investors and others should carefully consider the foregoing factors and other uncertainties, risks, and potential events including, but not limited to, those described in Item 1A: Risk Factors in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A: Risk Factors in our quarterly reports on Form 10-Q or other subsequent filings with the United States Securities and Exchange Commission. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Net revenue	$1,062,112	$1,020,548	$2,060,287	$1,996,318
Operating costs and expenses:
Cost of revenue	732,108	686,603	1,402,579	1,343,683
Research and development	44,857	47,971	90,796	93,951
Selling, general and administrative	91,312	97,329	177,462	193,009
Amortization of intangible assets	54,563	36,805	95,337	74,172
Restructuring and other charges, net	21,259	12,897	27,258	26,630
Total operating costs and expenses	944,099	881,605	1,793,432	1,731,445
Operating income	118,013	138,943	266,855	264,873
Interest expense, net	(38,105)	(44,842)	(78,196)	(90,287)
Other, net	(10,924)	(39,240)	(9,532)	(89,696)
Income before taxes	68,984	54,861	179,127	84,890
Provision for income taxes	19,873	20,020	43,599	27,608
Net income	$49,111	$34,841	$135,528	$57,282

Net income per share:
Basic	$0.32	$0.22	$0.89	$0.36
Diluted	$0.32	$0.22	$0.88	$0.36

Weighted-average ordinary shares outstanding:
Basic	152,700	156,477	152,609	156,950
Diluted	153,064	156,994	153,194	157,812

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$857,312	$1,225,518
Accounts receivable, net of allowances	772,427	742,382
Inventories	660,082	644,875
Prepaid expenses and other current assets	186,807	162,268
Total current assets	2,476,628	2,775,043
Property, plant and equipment, net	858,760	840,819
Goodwill	3,861,872	3,911,224
Other intangible assets, net	961,180	999,722
Deferred income tax assets	93,782	100,539
Other assets	140,378	128,873
Total assets	$8,392,600	$8,756,220

Liabilities and shareholders' equity
Current liabilities:
Current portion of long-term debt, finance lease and other financing obligations	$1,809	$256,471
Accounts payable	523,968	531,572
Income taxes payable	31,920	43,987
Accrued expenses and other current liabilities	323,201	346,942
Total current liabilities	880,898	1,178,972
Deferred income tax liabilities	390,743	364,593
Pension and other post-retirement benefit obligations	38,960	36,086
Finance lease and other financing obligations, less current portion	23,771	24,742
Long-term debt, net	3,770,507	3,958,928
Other long-term liabilities	77,949	82,092
Total liabilities	5,182,828	5,645,413
Total shareholders' equity	3,209,772	3,110,807
Total liabilities and shareholders' equity	$8,392,600	$8,756,220

SENSATA TECHNOLOGIES HOLDING PLC
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the six months ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$135,528	$57,282
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	63,560	62,882
Amortization of debt issuance costs	3,421	3,433
Gain on sale of business	(5,877)	—
Share-based compensation	17,607	15,739
Loss on debt financing	857	—
Amortization of intangible assets	95,337	74,172
Deferred income taxes	13,449	(5,211)
Mark-to-market loss on equity investments, net	302	71,100
Unrealized loss on derivative instruments and other	14,674	20,669
Changes in operating assets and liabilities, net of effects of acquisitions	(117,836)	(143,178)
Acquisition-related compensation payments	(8,380)	(15,000)
Net cash provided by operating activities	212,642	141,888

Cash flows from investing activities:
Acquisitions, net of cash received	—	(48,989)
Additions to property, plant and equipment and capitalized software	(84,444)	(74,069)
Investment in debt and equity securities	(390)	(6,878)
Proceeds from the sale of business, net of cash sold	19,000	—
Other	—	152
Net cash used in investing activities	(65,834)	(129,784)

Cash flows from financing activities:
Proceeds from exercise of stock options and issuance of ordinary shares	5,346	14,577
Payment of employee restricted stock tax withholdings	(11,470)	(7,577)
Payments on debt	(448,390)	(5,664)
Dividends paid	(35,113)	(17,225)
Payments to repurchase ordinary shares	(25,076)	(144,279)
Payments of debt financing costs	(311)	(2,313)
Net cash used in financing activities	(515,014)	(162,481)
Net change in cash and cash equivalents	(368,206)	(150,377)
Cash and cash equivalents, beginning of period	1,225,518	1,708,955
Cash and cash equivalents, end of period	$857,312	$1,558,578

Revenue by Business, Geography, and End Market (Unaudited)

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Performance Sensing (1)	71.3%	71.7%	72.6%	71.8%
Sensing Solutions (1)	28.7%	28.3%	27.4%	28.2%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Americas	46.2%	42.1%	45.7%	41.0%
Europe	26.7%	26.0%	26.9%	26.1%
Asia/Rest of World	27.1%	31.9%	27.4%	32.9%
Total	100.0%	100.0%	100.0%	100.0%

(percent of total revenue)	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Automotive (2)	50.8%	50.6%	51.7%	51.5%
Heavy vehicle and off-road (1)	21.4%	22.1%	21.8%	21.3%
Industrial (1)	17.4%	13.5%	16.2%	13.4%
Appliance and HVAC	4.8%	5.7%	4.8%	5.8%
Aerospace	4.4%	3.8%	4.4%	3.6%
All other	1.2%	4.3%	1.1%	4.4%
Total	100.0%	100.0%	100.0%	100.0%
(1)    Effective April 1, 2023, we reorganized our structure to move material handling products from the Performance Sensing reportable segment to the Sensing Solutions reportable segment to align with new management reporting. Accordingly, material handling revenue, which has historically been presented in the HVOR end-market, is now presented in the Industrial end-market. Prior period amounts for revenue by business and end market have been reclassified above.
(2)    Includes amounts reflected in the Sensing Solutions segment as follows: $9.6 million and $9.9 million of revenue in the three months ended June 30, 2023 and 2022, respectively, and $17.7 million and $19.2 million of revenue in the six months ended June 30, 2023 and 2022, respectively.
Market Outgrowth (Unaudited)

	For the three months ended June 30, 2023			For the six months ended June 30, 2023
	Reported Growth	Organic Growth	End Market Growth	Reported Growth	Organic Growth	End Market Growth
Sensata	4.1%	3.4%	2.5%	3.2%	4.0%	3.4%
Market outgrowth, or organic revenue growth less end market growth, can be lumpy during individual quarters due to timing of customer production launches, channel inventory, customer or platform mix, and changes in market share. For the last twelve months, market outgrowth is estimated to have been 535 bps and 735 bps since the beginning of 2020.

GAAP to Non-GAAP Reconciliations
The following unaudited tables provide a reconciliation of the difference between each of the non-GAAP financial measures referenced herein and the most directly comparable U.S. GAAP financial measure. Amounts presented in these tables may not appear to recalculate due to the effect of rounding.
Operating income and margin, income tax, net income, and earnings per share

($ in thousands, except per share amounts)	For the three months ended June 30, 2023
	Operating Income	Operating Margin	Income Taxes	Net Income	Diluted EPS
Reported (GAAP)	$118,013	11.1%	$19,873	$49,111	$0.32
Non-GAAP adjustments:
Restructuring related and other (1)	31,078	2.9%	(632)	30,446	0.20
Financing and other transaction costs	4,265	0.4%	(98)	3,923	0.03
Step-up depreciation and amortization (2)	53,326	5.0%	—	53,326	0.35
Deferred (gain)/loss on derivative instruments	(947)	(0.1%)	(1,090)	4,232	0.03
Amortization of debt issuance costs	—	—%	—	1,685	0.01
Deferred taxes and other tax related	—	—%	6,433	6,433	0.04
Total adjustments	87,722	8.3%	4,613	100,045	0.65
Adjusted (non-GAAP)	$205,735	19.4%	$15,260	$149,156	$0.97
(1)    Includes $26.6 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023. Refer to our Quarterly Report on Form 10-Q for additional information.
(2)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

($ in thousands, except per share amounts)	For the three months ended June 30, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$138,943	13.6%	$20,020	$34,841	$0.22
Non-GAAP adjustments:
Restructuring related and other	3,888	0.4%	(36)	4,294	0.03
Financing and other transaction costs (1)	14,434	1.4%	(450)	28,277	0.18
Step-up depreciation and amortization	35,318	3.5%	—	35,318	0.22
Deferred loss on derivative instruments	1,190	0.1%	(4,013)	15,431	0.10
Amortization of debt issuance costs	—	—%	—	1,717	0.01
Deferred taxes and other tax related (2)	—	—%	9,669	9,669	0.06
Total adjustments	54,830	5.4%	5,170	94,706	0.60
Adjusted (non-GAAP)	$193,773	19.0%	$14,850	$129,547	$0.83
(1)    Includes a mark-to-market loss on our investment in Quanergy Systems, Inc of $11.8 million, recorded in other, net. Also includes $12.8 million of expense related to compensation arrangements entered into concurrent with the closing of an acquisition, partially offset by $3.3 million of gains, which relate to changes in the fair value of acquisition-related contingent consideration amounts, each recorded in restructuring and other charges, net.
(2)    Includes $11.4 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.

($ in thousands, except per share amounts)	For the six months ended June 30, 2023
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$266,855	13.0%	$43,599	$135,528	$0.88
Non-GAAP adjustments:
Restructuring related and other (1)	34,019	1.7%	(1,304)	32,715	0.21
Financing and other transaction costs	8,513	0.4%	2,776	11,530	0.08
Step-up depreciation and amortization (2)	92,456	4.5%	—	92,456	0.60
Deferred (gain)/loss on derivative instruments	(3,197)	(0.2%)	(237)	936	0.01
Amortization of debt issuance costs	—	—%	—	3,419	0.02
Deferred taxes and other tax related	—	—%	13,224	13,224	0.09
Total adjustments	131,791	6.4%	14,459	154,280	1.01
Adjusted (non-GAAP)	$398,646	19.3%	$29,140	$289,808	$1.89
(1)    Includes $26.6 million of charges related to the exit of the Spear Marine Business in the second quarter of 2023. Refer to our Quarterly Report on Form 10-Q for additional information.
(2)    Includes $13.5 million of accelerated amortization related to the exit of the Spear Marine Business in the second quarter of 2023.

($ in thousands, except per share amounts)	For the six months ended June 30, 2022
	Operating Income	Operating Margin	Income Tax	Net Income	Diluted EPS
Reported (GAAP)	$264,873	13.3%	$27,608	$57,282	$0.36
Non-GAAP adjustments:
Restructuring related and other	8,037	0.4%	(136)	8,343	0.05
Financing and other transaction costs (1)	30,259	1.5%	(994)	102,837	0.65
Step-up depreciation and amortization	71,263	3.6%	—	71,263	0.45
Deferred loss on derivative instruments	1,842	0.1%	(2,202)	8,470	0.05
Amortization of debt issuance costs	—	—%	—	3,433	0.02
Deferred taxes and other tax related (2)	—	—%	1,334	1,334	0.01
Total adjustments	111,401	5.6%	(1,998)	195,680	1.24
Adjusted (non-GAAP)	$376,274	18.8%	$29,606	$252,962	$1.60
(1)    Includes $71.7 million of mark-to-market losses on our investment in Quanergy Systems, Inc, presented in other, net of our condensed consolidated statements of operations. Also includes $31.1 million of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions, partially offset by gains of $9.4 million related to changes in the fair value of acquisition-related contingent consideration, each presented in restructuring and other charges, net of our condensed consolidated statements of operations.
(2)    Includes $11.4 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent companies in the Netherlands and the United States. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.

Non-GAAP adjustments by location in statements of operations

(in thousands)	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Cost of revenue (1)	$11,142	$1,215	$8,364	$3,375
Selling, general and administrative	2,250	5,699	4,022	10,730
Amortization of intangible assets (2)	53,071	35,019	92,147	70,666
Restructuring and other charges, net (3)	21,259	12,897	27,258	26,630
Operating income adjustments	87,722	54,830	131,791	111,401
Interest expense, net	1,685	1,717	3,419	3,433
Other, net (4)	6,025	32,989	4,611	82,844
Provision for income taxes (5)	4,613	5,170	14,459	(1,998)
Net income adjustments	$100,045	$94,706	$154,280	$195,680
(1)    The three and six months ended June 30, 2023 include a charge of $10.5 million to write down inventory related to the exit of the Spear Marine Business in the second quarter of 2023.
(2)    The three and six months ended June 30, 2023 include accelerated amortization of $13.5 million related to intangible assets assigned to the Spear Marine Business.
(3)    The three and six months ended June 30, 2023 include certain charges related to the exit of the Spear Marine Business and recorded in restructuring and other charges, net, including $1.2 million of severance costs, $1.7 million related to the write-down of property, plant, and equipment, $2.3 million related to the write-down of accounts receivables, and $9.1 million of other charges, including contract termination costs. The three and six months ended June 30, 2023 and 2022 include $3.3 million, $10.6 million, $12.8 million and $31.1 million, respectively, of expense related to compensation arrangements entered into concurrent with the closing of certain acquisitions. The six months ended June 30, 2022 also includes $9.4 million of gains related to changes in the fair value of acquisition-related contingent consideration amounts.
(4)    The three and six months ended June 30, 2022 include a mark-to-market loss on our investment in Quanergy Systems, Inc of $11.8 million and $71.7 million, respectively.
(5)    The three and six months ended June 30, 2022 include $11.4 million of current tax expense related to the repatriation of profit from certain Asian subsidiaries to their parent company in the Netherlands. The decision to repatriate these profits was the result of our goal to reduce our balance sheet exposure and corresponding earnings volatility related to changes in foreign currency exchange rates as well as to fund our deployment of capital.
Free cash flow

	For the three months ended June 30,			For the six months ended June 30,
($ in thousands)	2023	2022	% △	2023	2022	% △
Net cash provided by operating activities	$115,754	$94,533	22.4%	$212,642	$141,888	49.9%
Additions to property, plant and equipment and capitalized software	(47,562)	(38,358)	(24.0%)	(84,444)	(74,069)	(14.0%)
Free cash flow	$68,192	$56,175	21.4%	$128,198	$67,819	89.0%

Adjusted corporate and other expenses

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2023	2022	2023	2022
Corporate and other expenses (GAAP)	$(81,464)	$(76,362)	$(143,905)	$(152,485)
Restructuring related and other	13,110	2,647	11,681	5,161
Financing and other transaction costs	974	2,778	3,593	6,505
Step-up depreciation and amortization	255	299	309	597
Deferred (gain)/loss on derivative instruments	(947)	1,190	(3,197)	1,842
Total adjustments	13,392	6,914	12,386	14,105
Adjusted corporate and other expenses (non-GAAP)	$(68,072)	$(69,448)	$(131,519)	$(138,380)
Adjusted EBITDA

		For the three months ended June 30,		For the six months ended June 30,
(in thousands)	LTM	2023	2022	2023	2022
Net income	$388,931	$49,111	$34,841	$135,528	$57,282
Interest expense, net	166,728	38,105	44,842	78,196	90,287
Provision for income taxes	102,008	19,873	20,020	43,599	27,608
Depreciation expense	127,862	32,612	31,351	63,560	62,882
Amortization of intangible assets	174,952	54,563	36,805	95,337	74,172
EBITDA	960,481	194,264	167,859	416,220	312,231
Non-GAAP Adjustments
Restructuring related and other	63,553	31,078	4,330	34,019	8,479
Financing and other transaction costs	(87,573)	4,021	28,727	8,754	103,831
Deferred (gain)/loss on derivative instruments	(7,622)	5,322	19,444	1,173	10,672
Adjusted EBITDA	$928,839	$234,685	$220,360	$460,166	$435,213
Net debt and leverage

	As of
($ in thousands)	June 30, 2023	December 31, 2022
Current portion of long-term debt, finance lease and other financing obligations	$1,809	$256,471
Finance lease and other financing obligations, less current portion	23,771	24,742
Long-term debt, net	3,770,507	3,958,928
Total debt, finance lease, and other financing obligations	3,796,087	4,240,141
Less: discount, net of premium	(2,355)	(3,360)
Less: deferred financing costs	(27,138)	(29,916)
Total gross indebtedness	3,825,580	4,273,417
Less: cash and cash equivalents	857,312	1,225,518
Net debt	$2,968,268	$3,047,899

Adjusted EBITDA (LTM)	$928,839	$903,886
Net leverage ratio	3.2	3.4

Guidance

	For the three months ending September 30, 2023
($ in millions, except per share amounts)	Operating Income		Net Income		EPS
	Low	High	Low	High	Low	High
GAAP	$140.1	$153.0	$74.1	$83.9	$0.47	$0.56
Restructuring related and other	2.4	3.5	2.4	3.5	0.02	0.02
Financing and other transaction costs	2.5	3.5	2.5	3.5	0.02	0.02
Step-up depreciation and amortization	38.0	39.0	38.0	39.0	0.25	0.25
Deferred (gain)/loss on derivative instruments(1)	—	—	—	—	—	—
Amortization of debt issuance costs	—	—	1.5	1.5	0.01	0.01
Deferred taxes and other tax related	—	—	10.5	11.6	0.07	0.08
Non-GAAP	$183.0	$199.0	$129.0	$143.0	$0.84	$0.94
Weighted-average diluted shares outstanding (in millions)					153.4	153.4
(1)    We are unable to predict movements in commodity prices and, therefore, the impact of mark-to-market adjustments on our commodity forward contracts to our projected operating results. In prior periods such adjustments have been significant to our reported GAAP earnings.

# # #
Investors:		Media:
Jacob Sayer		Alexia Taxiarchos
(508) 236-1666		(508) 236-1761
jsayer@sensata.com		ataxiarchos@sensata.com